                                                                   Exhibit 4.01B

                                FIRST AMENDMENT
                                ----------------

          FIRST AMENDMENT (this "Amendment"), dated as of November 12, 1998, among U.S.A. FLORAL PRODUCTS, INC., a Delaware corporation (the "US Borrower"), U.S.A. FLORAL PRODUCTS GMGH & CO. KG, a partnership organized under the laws of the Federal Republic of Germany (the "German Borrower"), FLORIMEX WORLDWIDE B.V., a company organized under the laws of the Netherlands (the "Dutch Borrower" and, together with the German Borrower and the US Borrower, the "Borrowers", and each a "Borrower"), the lenders party to the Credit Agreement referred to below (the "Banks"), BAYERISCHE HYPO-UND VEREINSBANK AG, as Syndication Agent (in such capacity the "Syndication Agent"), BANKBOSTON, N.A., as Documentation Agent (in such capacity the "Documentation Agent"), and BANKERS TRUST COMPANY, as Arranger and Administrative Agent (the "Administrative Agent"). Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement are used herein as so defined.

                              W I T N E S S E T H:
                              -------------------

          WHEREAS, the Borrowers, the Banks, the Syndication Agent, the Documentation Agent and the Administrative Agent are parties to a Credit Agreement, dated as of October 16, 1997 and amended and restated as of October 2, 1998 (as further amended, modified or supplemented to, but not including, the date hereof, the "Credit Agreement");

          WHEREAS, the parties hereto wish to further amend the Credit Agreement as herein provided; and

          WHEREAS, subject to the terms and conditions of this Amendment, the parties hereto agree as follows;

          NOW, THEREFORE, it is agreed:

          1. The definition of "ABN Revolver" appearing in Section 10 of the Credit Agreement is hereby amended by deleting said definition in its entirety and inserting the following new definition for "ABN Revolver" in lieu thereof:

          "ABN Revolver" shall mean that certain existing revolving credit facility provided by ABN Amro Bank N.V. to the Dutch Borrower and certain other Dutch Credit Parties for working capital and general corporate purposes and any successor or replacement credit facility thereof having substantially the same terms and conditions as such existing credit facility, and in form and substance satisfactory to the Administrative Agent, it being understood and agreed that, in any event, such successor or replacement facility (x) shall not increase the total amount of Indebtedness that may incurred thereunder, (y) shall be unsecured and (z) shall not be guaranteed by the US Borrower or any of its Subsidiaries (other than any Dutch Credit Party) or provide for any other type of credit support other than Letters of Credit issued in accordance with the terms of this Agreement.
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          2.  This Amendment shall become effective on the date (the "First
Amendment Effective Date") when each Borrower and the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at the Notice Office.

          3. In order to induce the Banks to enter into this Amendment, each Borrower hereby represents and warrants that (i) the representations, warranties and agreements contained in Section 6 of the Credit Agreement are true and correct in all material respects on and as of the First Amendment Effective Date, both before and after giving effect to this Amendment and (ii) there exists no Default or Event of Default on the First Amendment Effective Date, both before and after giving effect to this Amendment.

          4. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

          5. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the US Borrower and the Administrative Agent.

          6. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          7. From and after the First Amendment Effective Date, all references in the Credit Agreement and in the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

                                *      *      *
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          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

                              U.S.A. FLORAL PRODUCTS, INC.

                              By /s/ W. Michael Kipphut
                                ________________________________
                                 Title: Chief Financial Officer


                              U.S.A. FLORAL PRODUCTS GERMANY GMBH & CO. KG

                              By /s/ Robert J. Poirier
                                ________________________________
                                 Title:

                              FLORIMEX WORLDWIDE B.V.

                              By /s/ Robert J. Poirier
                                ________________________________
                                 Title:


                              BANKERS TRUST COMPANY,
                                Individually and as Agent

                              By /s/ David Bell
                                ________________________________
                                 Title: Vice President


                              BAYERISCHE HYPO-UND VEREINSBANK AG,
                                Individually and as Syndication Agent

                              By /s/ Sylvia K. Cheng
                                ________________________________
                                 Title: Vice President

                              By /s/ Hans Dide
                                ________________________________
                                 Title: Director


                              BANKBOSTON, N.A., Individually and as
                                Documentation Agent


                              By /s/ Pamela Kuong
                                ________________________________
                                 Title: Vice President
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                              LA SALLE NATIONAL BANK

                              By /s/ Bernado Lacayo
                                __________________________________
                                 Title: Commercial Loan Officer


                              FLEET BANK, N.A.

                              By /s/ Thomas Levy
                                __________________________________
                                 Title: Vice President


                              NATIONAL BANK OF CANADA

                              By /s/ Richard Brown
                                ________________________________
                                 Title: Vice President

                              By________________________________
                                 Title:


                              UNION BANK OF CALIFORNIA, N.A.

                              By /s/ J. William Bloore
                                ________________________________
                                 Title: Vice President